Exhibit 99.1

For Augme Technologies, Inc.™

Investor Relations Contact:	IP Communications Contact:
Stephanie Prince / Jody Burfening	Bruce Berman
Lippert/Heilshorn & Associates, Inc.	Brody Berman Associates
(212) 838-3777	(212) 683-8125
sprince@lhai.com or ir@augme.com	bberman@brodyberman.com

Augme Finalizes Patent License

Deal Establishes Licensing Revenue and Mobile Ad Partnership

NEW YORK — April 26, 2012 — Augme® Technologies, Inc. (OTCBB: AUGT) (“Augme®”) (the “Company”), a leader in interactive media marketing that provides the only patented end-to-end mobile marketing platform, today announced that it has finalized a technology patent license and services partnership with LucidMedia Networks, Inc., a leading digital media management provider.

“This partnership resulting from the settlement with LucidMedia enables us to further advance our offerings by adding contextual display advertising capabilities and to enhance our licensing model by establishing future license revenues” stated Paul Arena, CEO of Augme Technologies. “We are pleased to have resolved differences in our respective intellectual property portfolios by solidifying this mutually beneficial partnership. As Augme continues to innovate and bring products and technology to market we are confident that our clients will continue to reap the rewards.”

Augme holds 7 patents covering inventions created by its researchers and has an additional 42 patents pending with the United States Patent & Trademark Office, covering such areas as device detection, content rendering, targeted marketing and mobile marketing analytics. Augme also has 4 International patents pending.

About Augme Technologies, Inc.

Augme® Technologies, Inc. (OTCBB: AUGT) provides strategic services and mobile marketing technology to leading consumer and healthcare brands. Selling its products and services under the Hipcricket brand, Augme’s platform has provided measurable successes across an industry-leading 175,000 campaigns for its clients, which include many of America’s brand-name leaders (e.g., Macy’s, MillerCoors, Nestle, Clear Channel) in a variety of industries, along with their agencies. Augme’s offerings allow marketers, brands, and agencies to plan, create, test, deploy, and track mobile marketing programs across every mobile channel, including SMS, MMS, 2D/QR codes, mobile websites, advertising networks, social media and branded apps. Augme’s platforms facilitate consumer brand interaction and the ability to track and analyze campaign results. Using its own patented device-detection and proprietary mobile content adaptation software, AD LIFE® solves the mobile marketing industry problem of disparate operating systems, device types, and on-screen mobile content rendering. Augme also provides business-to-consumer solutions, including national mobile couponing campaigns, strategic mobile healthcare tools, custom mobile application development, and consumer data tracking and analytics. In addition to AD LIFE®, Augme in 2011 acquired the assets of Hipcricket, Inc. and Jagtag, Inc. and licenses the digital broadcast platform BOOMBOX®. Augme is headquartered in New York City, with operations in Seattle, Atlanta, Dallas, Los Angeles, San Francisco, Chicago, Miami and Tucson. For more information, visit www.augme.com or www.hipcricket.com.

Augme Technologies, Inc.™, Hipcricket®, Augme®, AD LIFE®, BOOMBOX®, AD SERVE® and the Augme logo are trademarks of Augme Technologies, Inc. All rights reserved. 2009-12.

About LucidMedia Networks, Inc.

LucidMedia (www.lucidmedia.com) is the most comprehensive and transparent digital advertising management platform for targeting and optimizing display campaigns. The LucidMedia demand-side platform (DSP) with ClickSense® page-level contextual analysis and intelligent real-time bidding (RTB) is available as both self-service and managed service to interactive agencies and brand advertisers. LucidMedia’s platform employs an easy-to-use interface to deliver proprietary optimization, consolidated buying across the Internet’s largest repositories, unique insight into real-time inventory availability, preemptive brand safety, universal frequency capping, and reach into 95% of the online population. Founded in 1999, LucidMedia processes more than two billion impressions daily for hundreds of major brand advertisers.

Forward-Looking Statements

This release includes forward-looking statements. All statements regarding our expected future financial position, including management’s revenue guidance, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in

Augme’s Form 10-K for the year ended February 28, 2011 and more recent reports and registration statements filed with the SEC. Augme Technologies, Inc. is under no obligation (and expressly disclaims any such obligation) to update or alter such forward-looking statements, whether as a result of new information, future events or otherwise.

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For Augme Technologies, Inc.

Investor Relations Contact:

Stephanie Prince / Jody Burfening

Lippert/Heilshorn & Associates, Inc.

(212) 838-3777

sprince@lhai.com or ir@augme.com

IP Communications Contact

Bruce Berman

Brody Berman Associates

(212) 683-8125

bberman@brodyberman.com